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                                                                Exhibit 5.1

                              WINSTON & STRAWN LLP
                              35 WEST WACKER DRIVE
                               CHICAGO, IL  60601



                                 April 8, 2005

BY EDGAR AND FEDEX

Morningstar, Inc.
225 West Wacker Drive
Chicago, IL  60606

    RE:  FORM S-1 REGISTRATION STATEMENT (REGISTRATION NO. 333-115209)

Ladies and Gentleman:

    We have acted as special counsel to Morningstar, Inc., an Illinois corporation ("Morningstar"), in connection with Morningstar's registration statement on Form S-1 (Registration No. 333-115209) initially filed with the Securities and Exchange Commission (the "Commission") on May 6, 2004, as amended to date (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of the offer and sale of (a) up to 7,612,500 shares of Morningstar's common stock, no par value per share (the "Common Stock"), which may be offered and sold by certain selling shareholders pursuant to the Registration Statement (the "Secondary Shares") and (b) up to 1,141,875 shares of Common Stock which may be offered and sold by Morningstar pursuant to the Registration Statement to cover over-allotments (the "Primary Shares").

     This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

     In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of Morningstar and others.

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     Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. When (a) the Board of Directors and the Pricing Committee of the Board of Directors or Morningstar have taken all necessary action to approve the issuance and sale of the Primary Shares, (b) the Primary Shares are duly registered by Morningstar's transfer agent/registrar and
    (c) the Primary Shares are delivered to the purchasers of the Primary Shares against payment of the agreed consideration therefor, the issuance and sale of the Primary Shares will have been duly authorized, and the Primary Shares will be validly issued, fully paid and nonassessable.

         2. The Secondary Shares issued and outstanding as of the date hereof have been duly authorized and are validly issued, fully paid and nonassessable.

    We are opining herein only as to the validity of the Primary Shares and the Secondary Shares under the Illinois Business Corporation Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws. The opinion herein is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion letter is being furnished solely for Morningstar's benefit in connection with the filing of the Registration Statement and is not to be used, quoted, relied upon or otherwise referred to for any other purpose without our prior written consent.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                       Very truly yours,

                                       /s/ WINSTON & STRAWN LLP

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